BILL OF SALE. ASSIGNMENT AND ASSUMPTION
OF CONTRACTS
(Booneville, Mississippi)

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Bill of Sale”) is made as of the ___ day of March, 2008, by and between WOLVERINE TUBE, INC., a Delaware corporation (“Assignor”), and ANIKA AND ASSOCIATES, INC., a Michigan corporation (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a) All right, title and interest of Assignor in and to all tangible personal property (“Personalty”) set located on, and used in connection with the management, maintenance or operation of that certain land and improvements located in the County of Prentiss, State of Mississippi as more particularly described in Exhibit A hereto and made a part hereof (“Real Property”); LESS AND EXCEPT THEREFROM those items of personal property set out on Exhibit B hereto and made a part hereof.

(b)  To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).

(c)  All right, title and interest of Assignor in and to those agreements set forth on Exhibit D hereto and made a part hereof (the “License Agreements”).

2.  This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of January 31, 2008, between Assignor and Assignee, providing for, among other things, the conveyance of the Personalty, the License Agreements and the Contracts.

3.  As set forth in the Purchase Agreement, which is hereby incorporated by reference as if herein set out in full and except as set forth herein, the property conveyed hereunder is conveyed by Assignor and accepted by Assignee AS IS, WHERE IS, AND WITHOUT ANY WARRANTIES OF WHATSOEVER NATURE, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS PURCHASE AGREEMENT.

4.  Assignee hereby accepts the assignment of the Personalty, the Contracts and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof all of the obligations thereunder from and after the date hereof,. Additionally, but without limiting the generality of the foregoing, Assignee agrees to assume and discharge all costs and expenses incurred with respect to License Agreements and License Agreement renewals and extensions executed subsequent to the Effective Date of the Purchase Agreement. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations.

5.  Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Contracts or License Agreements, to the extent accruing prior to the date hereof.

6.  This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written:

ASSIGNOR:

WOLVERINE TUBE, INC.,
a Delaware corporation

By:
Name:
Title:

ASSIGNEE:

ANIKA AND ASSOCIATES, INC.,
a Michigan corporation

By:
Name:
Title:

STATE OF ALABAMA	§
§
COUNTY OF MADISON	§

This instrument was acknowledged before me on March   , 2008, by    ,        of Wolverine Tube, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public, State of

STATE OF MICHIGAN	§
§
COUNTY OF	§

This instrument was acknowledged before me on March    2008, by    ,       of Anika and Associates, Inc., a Michigan corporation, on behalf of said corporation.

Notary Public, State of

EXHIBIT A

Description of Real Property

EXHIBIT B

Personal Property Excluded from Personalty

One-SMR VMR 75 pilger mill, with controls, runout, feed table, and all lubrication, hydraulics, controls and electrics.

One_two stand Schumag cascade drawing machine, complete with uncoiler, recoiler, controls, hydraulics, electrics, and miscellaneous support equipment, including but not limited to pointers, length compensator, etc.

One-Bronx straightener, with tables, controls, and support equipment.

Two-84” ITAM drawblocks, complete with hydraulics, electrics, controls, pointers, platforms, electrics, basket carousel, and miscellaneous support equipment.

All spare parts for any and all of the above machinery.

All copper tube production equipment, in crates or loose, as removed from the Booneville production process or in storage from our Jackson Tennessee plant.

All electric panels and motor control centers associated with the above equipment.

One oily water separator unit, complete, in the small building behind the main Booneville plant.

One-Nitrogen supply system, complete, leased from and owned by Air Products.

Miscellaneous office furniture, including but not limited to desks, chairs, and computers.

Miscellaneous shop and maintenance support equipment, including a small lathe, workbenches, shelves and racking in the Southeast corner of the plant, generally called the parts or supply crib.

Any and all contractor or supplier owned equipment.

Any and all leased or rented equipment.

Any and all forklifts.

All downstream electrics.

EXHIBIT C

Contracts Assigned

EXHIBIT D

License Agreements

NONE.